UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

CARRAMERICA REALTY CORPORATION

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware	1-11706 000-50663	52-1796339 20-0882547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1850 K Street, N.W. Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)

(202) 729-1700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2006, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board of Directors”) of CarrAmerica Realty Corporation (the “Company”) made determinations regarding the 2005 incentive awards and 2006 base salaries for the Company’s Chief Executive Officer and four other most highly compensated executive officers (the “Named Executive Officers”).

After a review of each of the Named Executive Officer’s performance and other factors, and consistent with the Company’s Named Executive Officer Compensation Program which was previously filed with the Commission on February 2, 2005, the Committee approved the following 2005 short term and long term incentive awards and the 2006 base salary (together, the “Compensation Awards”) for each of the Named Executive Officers:

Named Executive Officer	2005 Short Term Incentive Award	2005 Long Term Incentive Award (1)	2006 Base Salary
Thomas A. Carr	$653,400	36,792 common shares	$495,000
Philip L. Hawkins	$528,000	26,163 common shares	$440,000
Stephen E. Riffee	$330,000	13,421common shares	$320,000
Karen B. Dorigan	$195,000	8,384 common shares	$312,000
Linda A. Madrid	$183,125	6,541 common shares	$293,500

(1)	Under the terms of the award, 25% will vest on the anniversary of the grant (January 25) for a four-year period.

A schedule setting forth the Compensation Awards is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.
10.1	Schedule of Compensation for Named Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 31, 2006

CARRAMERICA REALTY CORPORATION

By:	/s/ Kurt A. Heister
Kurt A. Heister
Senior Vice President, Controller and Treasurer

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	CarrAmerica Realty Corporation, its general partner

/s/ Kurt A. Heister
Kurt A. Heister, Senior Vice President, Controller and Treasurer
(on behalf of the registrant and as the chief accounting officer of CarrAmerica Realty Corporation, the General Partner of the registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Schedule of Compensation for Named Executive Officers